                                              [PRIME RESPONSE LOGO APPEARS HERE]

                                                                   Exhibit 10.37

                PRINCIPAL STATEMENT OF TERMS AND CONDITIONS OF
                              EMPLOYMENT BETWEEN
                            PRIME RESPONSE LIMITED
                                      AND
                                  ALLEN SWANN


COMMENCEMENT DATE:   February 2, 1998

JOB TITLE:           General Manager

DEPARTMENT:          Administration

REPORTING TO:        James Carling

ANNUAL SALARY:       (Pounds) 140,000


I am pleased to confirm Prime Response Limited's offer on the following terms and conditions. In this document, "Company" shall refer to Prime Response
Limited:

1.   COMMENCEMENT DATE:
     ------------------

     Your commencing date of employment is as set out above, and is the first day of your period of continuous employment with the Company.

2.   LOCATION:
     ---------

     You will be based at the Company's offices at Goat Wharf, Brentford travelling to other locations as reasonably required in the performance of your duties. The Company expects you to be flexible, and may during the course of your employment require you to work at such other locations as may be reasonable, given the nature and status of your job.

3.   SALARY:
     -------

3.1 Your salary is set out above, and is payable monthly in arrears in 12 equal instalments on the 28th of each month.

3.2 The Company may withhold the payment of any money owed or due to be paid to you if you are in breach of the terms of this contract and may withhold or deduct any money owing or due to be paid by it to you under this contract or otherwise from any money owing or due to be paid to you.

3.3 The Company operates a discretionary bonus scheme, based on company results, and revenue recognisable under the US Generally Accepted Accounting Principles.

3.4 Any sales targets, and commission scheme for which you may be eligible, are detailed in a separate attachment to this letter.

                                              [PRIME RESPONSE LOGO APPEARS HERE]

3.5 Any petrol expenses incurred, whether business or private, will be reimbursed in accordance with the Company's expense policy, and will be taxed in accordance with current Inland Revenue guidelines.

3.6 The Company's expenses policy, benefits package and stock option scheme are described in the Company Handbook, which is attached to this Agreement.

4.   HOURS OF WORK:
     --------------

     Your normal hours of work will be 37.5 hours per week from 9.00 a.m. to
     5.30 p.m. on each day from Monday to Friday with one hour for lunch each day to be taken between 12 noon and 2 p.m., except where agreed with your departmental head. Overtime is only paid in exceptional circumstances and at the sole discretion of a director or your departmental head, who has approved such overtime in advance.

5.   HOLIDAY:
     --------

5.1 Your entitlement to paid holiday is 25 working days each calendar year of which not more than two weeks and two days may be taken consecutively unless by prior arrangement in writing from the Company. If you join the Company during the year, your holiday entitlement is calculated on a pro rata basis. No more than five days entitlement to holiday not taken in a given calendar year may be carried forward into the next calendar year without the prior permission in writing of the Company and no additional payment will be made in respect of holidays not taken. All holidays carried over must be taken by 31st March of the following year.

5.2 In addition to the above, you are entitled to all statutory holidays with pay. A compensatory day's holiday will be given when any of these days fall on a Saturday or Sunday.

5.3 In the event of you leaving the Company, you will be paid in lieu of any outstanding holiday entitlement on a pro-rata basis.


5.4 One day's pay (whether for the purposes of holiday or where you work for part of a month) will be calculated at the rate of annual salary.
                                                        -------------
                                                             252

5.5 In the event that at your date of termination, you have already taken more holiday than you are entitled to, the Company will have the right to recover from you payment in respect for the excess.

6.   TERMS AND CONDITIONS RELATING TO INABILITY TO WORK DUE TO ILLNESS:
     ------------------------------------------------------------------

6.1 If you are unable to attend the office through illness, you must telephone (or have someone telephone on your behalf) before 10.00 a.m. on the morning of your illness. Appropriate medical certificates must be received by the Company to cover all periods of illness in excess of five working days or the Company reserves the right to withhold payment of salary in respect of those days. Any payments of salary for periods of sickness will always be at the discretion of the Board of Directors. If payment of salary is withheld during periods of sickness and providing you are appropriately qualified and have complied with this clause, then statutory sick pay will be paid.

6.2 In the event that you are absent from work for more than five working days, you may be requested to submit yourself to a medical examination at the Company's expense by a suitably qualified person of the Company's choice if you are unable to perform your duties for the Company as a result of ill health or injury. If that person is unable to confirm that you are fit to perform your duties, you will co-operate in ensuring the prompt delivery of all relevant medical reports to the Company and will allow the Company access to any relevant medical report which has been prepared by a medical practitioner responsible for your care.

7.   TERMINATION OF EMPLOYMENT:
     --------------------------

7.1 Your employment is subject to notice on either side of six months. The Company may elect to pay you in lieu of any notice period.

7.2 No accrued holiday entitlement calculated in accordance with Clause 5 above may be treated as counting towards the period of notice which you are required to give to the Company.

7.3 Notwithstanding any other provision to the contrary in this Agreement, the Company may, during your notice period, place you on "gardening leave", whereby you will be required to not perform any duties on behalf of the Company, and you will be required to not attend the Company's premises, or those of its customers, except as required by the Company. During this period, you will remain an employee of the Company, and therefore you may not undertake any other employment or engagement, and you remain bound by this contract of employment.

8.   GRIEVANCE PROCEDURE:
     -------------------

8.1 If you have any grievance relating to your employment, you should raise it with your line manager either orally or in writing. If in your view the grievance remains unresolved, you should raise it with your departmental head. If in your view the grievance remains unresolved, you should raise it with the General Manager for EMEA, who will make the final decision together with the Personnel Officer. In the event that you departmental head is the General Manager for EMEA, the final decision shall be taken by the Chairman of the Company.

8.2 The Company's grievance procedure is set out more fully in the Company Handbook

9.   PENSION SCHEME:
     ---------------

     The Company does not operate a Pension Scheme.

10.  SECURITY OF CONFIDENTIAL INFORMATION:
     -------------------------------------

10.1 During your employment you will have access to and will be entrusted with confidential information and trade secrets relating to the business of the Company, which may include information entrusted to the Company by its clients. You may not during your employment, otherwise than in the proper performance of your duties (and then only to those who need to know such information or secrets) or afterwards (otherwise than with the prior written consent of the your department head or a director or as required by law) use or disclose any confidential information or trade secrets concerning the business of the Company or in respect of which the Company may be bound by an obligation of confidence to a third party and you should also use your best endeavors to prevent the publication or disclosure of such information or secrets. All notes, memoranda and other records (including those stored on computer software) made during your employment and relating to the business of the Company belong to the Company and should promptly be handed over to the Company on request, or on termination of your employment for whatever reason.

10.2 Any documents or equipment provided for you by the Company remain the property of the Company and must be returned when your employment ceases.

10.3 Any discovery, invention, secret process or improvement in procedure discovered, invented, developed or devised by you during your employment with the Company (and whether or not in conjunction with a third party) and in the course of your duties affecting or relating to the business of the Company or capable of being used or adapted for use in it, should immediately be disclosed to the Company and subject to such rights as you may have under the Patents Act 1977 will belong to the Company.

10.4 Any other works created by you in the course of your employment, or using Company property or equipment, shall belong to the Company, and you will, where necessary, assign all rights in such works to the Company on request. You may not use such works, other than in the course of your employment.

10.5 Any breach of security will be treated as in accordance with the Company's disciplinary procedure, and may, result in instant dismissal and could make you liable to prosecution.

11.  DISCIPLINE:
     -----------

     The Company's disciplinary procedure is set out in the Company Handbook, a copy of which is supplied with this contract.

12.  JOB DESCRIPTION & DUTIES
---  ------------------------

     Your detailed job description will be separately notified to you by your line manager, who will also have responsibility for determining your duties.

                                              [PRIME RESPONSE LOGO APPEARS HERE]

13.  COMPANY HANDBOOK
     ----------------

     The Company Handbook, which is supplied with these terms and conditions and as the same shall be amended from time to time, forms part of your contract of employment.

14.  DATA PROTECTION
---  ---------------

     From time to time the Company will gather personal data from you which may be subject to the Data Protection Act 1984, and any successor legislation. By signing this contract, you authorize the Company to disclose this data to certain third parties for the purposes of, inter alia, assessing you eligibility to health and other benefits the Company may from time to time consider. In the event that you do not wish any personal data to be disclosed, you may notify your line manager at any time.

This agreement supersedes any previous agreement between the parties whether written, oral or implied.

If you accept the above terms and conditions, please sign and return one copy of this form.

                       PRIME RESPONSE LIMITED  EMPLOYEE

Signed by:             /s/ Michelle Rose
                       ------------------      --------------------

Name (in Capitals):    MICHELLE ROSE
                       ------------------      --------------------

Date:                  1 July 98
                       ------------------      --------------------

Title:                 Personnel
                       ------------------

                                                                    Company Copy

                           PRIME RESPONSE GROUP, INC.
                        NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Prime Response Group, Inc. (the "Corporation"):

              Optionee:  Allen Swann
              --------

              Grant Date:  26th October 1998
              ----------

              Vesting Commencement Date:  February 1, 1998
              -------------------------

              Exercise Price:  $2.56 per share
              --------------

              Number of Option Shares:  140,000 shares of Common Stock
              -----------------------

              Expiration Date:  25th October 2008
              ---------------

              Type of Option:        Incentive Stock Option
              --------------   -----

                                 X   Non-Statutory Stock Option
                                ---

              Date Exercisable:  Immediately Exercisable
              ----------------

          Vesting Schedule: The Option Shares shall initially be unvested and
          ----------------
          subject to repurchase by the Corporation at the Exercise Price paid per share. Optionee shall acquire a vested interest in, and the Corporation's repurchase right shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Option Shares upon Optionee's completion of 1 year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in a series of thirty-six (36) successive equal monthly installments upon Optionee's completion of each additional month of Service over the thirty-six
          (36)-month period measured from the first anniversary of the Vesting Commencement Date. In no event shall any additional Option Shares vest after Optionee's cessation of Service.

     Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Prime Response Group, Inc. 1998 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

     Optionee understands that any Option Shares purchased under the Option will be subject to the terms set forth in the Stock Purchase Agreement attached hereto as Exhibit B. Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit C.

       REPURCHASE RIGHTS.  OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES
       -----------------
ACQUIRED UPON THE EXERCISE OF THE OPTION SHALL BE SUBJECT TO CERTAIN REPURCHASE RIGHTS AND RIGHTS OF FIRST REFUSAL EXERCISABLE BY THE CORPORATION AND ITS ASSIGNS. THE TERMS OF SUCH RIGHTS ARE SPECIFIED IN THE ATTACHED STOCK PURCHASE AGREEMENT.

       No Employment or Service Contract.  Nothing in this Notice or in the
       ---------------------------------
attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

       Definitions.  All capitalized terms in this Notice shall have the meaning
       -----------
assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:  26TH OCTOBER, 1998

                              PRIME RESPONSE GROUP, INC.

                              By:     /s/ Peter J. Boni
                                      --------------------------------
                              Title:  President


                              /s/ Allen Swann
                              ________________________________
                              ALLEN SWANN

ATTACHMENTS:
------------
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B - STOCK PURCHASE AGREEMENT
EXHIBIT C - 1998 STOCK OPTION/STOCK ISSUANCE PLAN

                                              [PRIME RESPONSE LOGO APPEARS HERE]
                                                         Prime Response Inc.
                                                         1099 18th Street
                                                         Suite 500
                                                         Denver, CO 80202-1908

                                                         ph:  303-382-4380
                                                         fax: 303-296-7726

                                                         www.prime-response.com

CONFIDENTIAL LETTER TO:

ALLEN SWANN
SENIOR VICE PRESIDENT OF INTERNATIONAL OPERATIONS

Dear Allen,

As we discussed, the following represents your 1999 compensation plan as Senior Vice President of International Operations.

          BASE SALARY           (Pounds) 140,000.00
          -----------
          INCENTIVE POTENTIAL   (Pounds) 100,000.00
          -------------------


This incentive potential has three components:

          1.  REVENUE              (Pounds) 40,000 for the year, paid
                                   quarterly against budgeted targets.

          2.  CONTRIBUTION MARGIN  (Pounds)35,000 for the year, paid quarterly against budgeted targets.

          3.  OVERALL COMPANY      (Pounds)25,000 for the year, paid annually
                                   against budgeted targets.

Budgeted targets are as follows:

1.  REVENUE

                                     ($ MILLIONS)
                   QUARTER 1  QUARTER 2  QUARTER 3  QUARTER 4  1999
-------------------------------------------------------------------

SOFTWARE
LICENSE               3.0        4.0        4.0        2.0     13.0

MAINTENANCE            .5         .7         .9        1.1      3.2

PROFESSIONAL
SERVICES
(CONSULTING &
EDUCATION)             .5         .8        1.2        1.3      3.8

OUTSOURCING            .9        1.0        1.0        1.1      4.0

TOTAL
REVENUE               4.9        6.5        7.1        5.5     24.0

                                              [PRIME RESPONSE LOGO APPEARS HERE]

CONFIDENTIAL LETTER TO:

ALLEN SWANN
SENIOR VICE PRESIDENT, INTERNATIONAL OPERATIONS
PAGE 2

                                        ($ MILLIONS)
                    QUARTER 1  QUARTER 2  QUARTER 3  QUARTER 4  1999
--------------------------------------------------------------------

SERVICES &
SUPPORT                 .47        .41        .40        .40    1.68

OUTSOURCING             .64        .74        .72        .74    2.84

MAINTENANCE             .11        .13        .12        .12     .48

SALES &
MARKETING              1.61       1.90       2.2        2.1     7.81

TOTAL COSTS            3.03       3.21       3.01       2.99   12.24
--------------------------------------------------------------------

CONTRIBUTION
MARGIN                 1.87       3.29       4.09       2.51   11.76

3.  OVERALL COMPANY PERFORMANCE:

                                       ($ MILLIONS)
                   QUARTER 1  QUARTER 2  QUARTER 3  QUARTER 4   1999
--------------------------------------------------------------------

REVENUE                8.0        9.8       11.7        8.5    38.0
EXPENSE                7.5        8.2        8.3        8.0    32.0

PROFIT                  .5        1.6        3.4         .5     6.0

                                              [PRIME RESPONSE LOGO APPEARS HERE]

CONFIDENTIAL LETTER TO:

ALLEN SWANN

SENIOR VICE PRESIDENT, INTERNATIONAL OPERATIONS
PAGE 3

PAYMENT PLANS ARE AS FOLLOWS: (PERCENTAGE OF OVERRIDE X $ MILLIONS = POUNDS OF
INCENTIVE PAYMENTS).

1.  REVENUE:
    --------
SOFTWARE LICENSE &                     .075 %  to  $ 10 million
MAINTENANCE.
     .                                 .125 %  $10 million to $16 million
                                       .25 %   $16 million to $20 million
                                       .5 %    over $20 million

SERVICES & OUTSOURCING:
                                       .1%     to $5 million
                                       .15%    to $8 million
                                       .3%     to $10 million
                                       .4%     over $10 million

OVERALL REVENUE:

                                       (Pounds) 4,000 for each quarter that
                                       overall revenue targets are achieved.

2.  CONTRIBUTION MARGINS:
    ---------------------
                                        .25%    to $7 million
                                        .4%     to $12 million
                                        .8%     to $15 million
                                       1.0%     over $15 million

3.  OVERALL COMPANY PERFORMANCE:
    ---------------------------

(Pounds) 25,000 paid at the year-end audit, based upon achievement vs. budget.

                                              [PRIME RESPONSE LOGO APPEARS HERE]

CONFIDENTIAL LETTER TO:
ALLEN SWANN
SENIOR VICE PRESIDENT, INTERNATIONAL OPERATIONS
PAGE 4


Above and beyond this compensation plan, you will be granted a one-time bonus of $50,000.00 for achieving Q1 revenue targets.

I look forward to working with you towards a rewarding and successful 1999.

Sincerely,


Peter J. Boni
President & CEO
Prime Response Group, Inc.


Accepted: /s/ Allen Swann
          ------------------------
          Allen Swann